As filed with the Securities and Exchange Commission on August 3, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
QT Imaging Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	86-1728920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Hamilton Landing, Suite 160
Novato, CA 94949
(Address, including zip code, of principal executive offices)

QT Imaging Holdings, Inc. Amended and Restated 2024 Incentive Plan
(Full title of the plan)

Dr. Raluca Dinu
Chief Executive Officer
3 Hamilton Landing, Suite 160
Novato, CA 94949
(415) 842-7250
(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey C. Selman
DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, CA 94105
(415) 615-6095
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement has been filed by QT Imaging Holdings, Inc. (the “Registrant”) to register 550,900 additional shares of common stock, par value $0.0001 per share (“Common Stock”) of the Registrant, to be offered pursuant to the QT Imaging Holdings, Inc. Amended and Restated 2024 Equity Incentive Plan (the “Plan”). The additional shares registered hereby reflect an increase in the shares of Common Stock authorized and reserved for issuance under the Plan, which increase was approved by the Registrant’s stockholders at the Registrant’s annual meeting of stockholders held on July 28, 2026.
Initial shares of the Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-279671), filed with the Securities and Exchange Commission (the “Commission”) on May 23, 2024 (the “2024 Registration Statement”). Additional shares offered pursuant to the Plan were registered pursuant to that Registration Statement on Form S-8 (File No. 333-284869), filed with the Commission on February 12, 2025 (the “2025 Registration Statement”) and pursuant to that Registration Statement on Form S-8 (File No. 333-293142), filed with the Commission on February 2, 2026 (the “2026 Registration Statement” and together with the 2024 Registration Statement and the 2025 Registration Statement, the “EIP Registration Statements”). Pursuant to General Instruction E to Form S-8 regarding registration of additional securities, the entire contents of the EIP Registration Statements are incorporated herein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.
The following documents previously filed by the Company with the Commission under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 25, 2026;

•	The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended on March 31, 2026, filed with the Commission on May 13, 2026;

•	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 20, 2026, January 23, 2026, January 27, 2026, February 6, 2026, March 25, 2026 at 8:13:59 a.m. EDT, May 21, 2026, and July 28, 2026; and

•
The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40839), filed with the Commission on January 27, 2026, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits
The following exhibits are filed as a part of or incorporated by reference into this Registration Statement.

Exhibit No.	Exhibit Description	Filed Herewith	Incorporated by Reference Herein from Form or Schedule	Filing Date	Commission File / Reg. Number
3.1	Second Amended and Restated Certificate of Incorporation of QT Imaging Holdings, Inc.		8-K	03/08/2024	001-40389
3.2	Amended and Restated Bylaws of QT Imaging Holdings, Inc.		8-K	03/08/2024	001-40389
4.1	Specimen Common Stock Certificate of GigCapital5, Inc.		S-4/A	02/05/2024	333-269760
5.1	Opinion of DLA Piper LLP (US).	X
10.1	QT Imaging Holdings, Inc. Amended and Restated 2024 Equity Incentive Plan.	X
23.1	Consent of BPM LLP, independent registered public accounting firm for QT Imaging Holdings, Inc.	X

23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).	X
24.1	Powers of Attorney (included on the signature page to this Registration Statement).	X
107	Filing Fee Table.	X

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, California, on this 3rd day of August, 2026.

QT IMAGING HOLDINGS, INC.

By:	/s/ Dr. Raluca Dinu
Name:	Dr. Raluca Dinu
Title:	Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Dr. Raluca Dinu and Jay Jennings and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dr. Raluca Dinu	Chief Executive Officer and Director	August 3, 2026
Dr. Raluca Dinu	(Principal Executive Officer)

/s/ Jay Jennings	Chief Financial Officer	August 3, 2026
Jay Jennings	(Principal Financial and Accounting Officer)

/s/ Dr. Avi Katz	Chairman of the Board of Directors	August 3, 2026
Dr. Avi Katz

/s/ Dr. John Klock	Director	August 3, 2026
Dr. John Klock

/s/ Bryan Timm	Director	August 3, 2026
Bryan Timm

/s/ Daniel Dickson	Director	August 3, 2026
Daniel Dickson

/s/ James S. Greene	Director	August 3, 2026
James S. Greene

/s/ Prof. Zeev Weiner	Director	August 3, 2026
Prof. Zeev Weiner